Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of LexinFintech Holdings Ltd. of our report dated April 26, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in LexinFintech Holdings Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2022.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

February 26, 2024